Exhibit 99.3

Clinical Development of ITI-007 for the Treatment of Schizophrenia

Kimberly E Vanover, Robert E Davis, Cedric O’Gorman, Jelena Saillard, Michal Weingart, Sharon Mates Intra-Cellular Therapies Inc., New York, NY

ABSTRACT RESULTS ITI-007 Significantly Improves Positive Symptoms and Social Function and

Schizophrenia is a devastating and serious mental illness afflicting approximately 1 percent of the population resulting in high rates of disability to patients and a high burden to their caregivers. It also exerts an enormous toll in terms of 60 mg ITI-007 Met Primary and Key Secondary Endpoints Qualitatively Improves Negative Symptoms in the Acute Patient Population

healthcare costs. Schizophrenia ranks in the top 10 leading causes of disability in the world. Despite the introduction of PANSS Negative Symptom Subscale neuroleptics in the 1950s and the advance of atypical antipsychotic therapy since the introduction of clozapine, there still 60 mg ITI-007 separated from PANSS Positive Symptom Subscale remains an unmet need for newer treatments which address a broad spectrum of schizophrenia symptoms including placebo as early as week 1, Change from Baseline in PANSS Positive Subscale Score by Visit

PANSS Total Score ITT (ANCOVA with LOCF)

positive, negative and depressive symptoms without concomitant high rates of motor disturbances, metabolic syndrome,

and maintained efficacy at 0.0

and/or cardiovascular risk. ITI-007 40mg

every time point on PANSS -0.5 ITI-007 60mg

ITI-007 is an investigational new drug in late-stage clinical development for schizophrenia. Through synergistic actions via Placebo serotonergic, dopaminergic and glutamatergic systems, ITI-007 represents a novel approach to the treatment of total score. -1.0 schizophrenia and other neuropsychiatric disorders. ITI-007 is a potent antagonist at 5-HT2A receptors, a e -1.5

e lin mesolimbic/mesocortical dopamine phosophoprotein modulator (DPPM) with activity as a pre-synaptic partial agonist and s

Ba -2.0 post-synaptic antagonist at dopamine D2 receptors, a mesolimbic glutamate GluN2B receptor phosphoprotein modulator om r

f 1 ge -2.5 and a serotonin reuptake inhibitor . This unique pharmacology has been predicted to translate clinically, in a dose n a dependent manner, into broad antipsychotic efficacy for the treatment of positive and negative symptoms with improved Ch -3.0

(± SEM) -3.5 cognition, affective symptoms, and sleep. Mean Methods The ITI-007 schizophrenia program includes three randomized, double-blind, placebo-controlled clinical trials in LS -4.0 patients with acute schizophrenia: ITI-007-005, ITI-007-301, and ITI-007-302. -4.5 In the Phase 2 trial ITI-007-005, patients were randomized to receive one of four oral treatments once daily for 4 weeks: -5.0 60 mg ITI-007, 120 mg ITI-007, 4 mg risperidone (positive control) or placebo in a 1:1:1:1 ratio. In the first Phase 3 trial ITI- -5.5 007-301, patients were randomized to receive one of three oral treatments once daily for 4 weeks: 60 mg ITI-007, 40 mg

ITI-007, or placebo in a 1:1:1 ratio. In the second Phase 3 trial ITI-007-302 (clinical conduct ongoing), patients are Baseline Day 8 Day 15 Day 22 Day 28 randomized to receive one of four oral treatments once daily for 6 weeks: 60 mg ITI-007, 20 mg ITI-007, 4 mg risperidone Study Day

*P-value < 0.05 (positive control) or placebo in a 1:1:1:1 ratio. * p < 0.05 versus placebo

PANSS Prosocial Symptom Factor3 PSP for Psychosocial Function

The Phase 2 trial ITI-007-005 was completed in November 2013 with 335 patients randomized. The first Phase 3 trial ITI-

007-301 was completed in July 2015 with 450 patients randomized. The second Phase 3 ITI-007-302 trial is ongoing. In all CGI-S Change from Baseline in PANSS Pro-social Subscale Score by Visit

ITT (ANCOVA with LOCF)

studies the primary efficacy endpoint is change from baseline in the total PANSS score versus placebo at end of treatment.

0.0 Results In Phase 2, ITI-007 60 mg significantly improved schizophrenia symptoms on the primary endpoint (least squares ITI-007 40mg Both 40 mg and 60 mg were -0.5 ITI-007 60mg [LS] mean change -13.2 points versus -7.4 points; P=0.017, MMRM, ES=0.4)2. ITI-007 120 mg did not significantly separate Placebo from placebo on the total PANSS at Day 28 (LS mean change -8.3 versus -7.4; P=0.708). Risperidone (4 mg) differed from statistically significantly -1.0 placebo on the total PANSS demonstrating assay sensitivity (least squares [LS] mean change -13.4 points versus -7.4 superior to placebo on CGI-S line -1.5 se

points; P=0.013, MMRM, ES=0.4). ITI-007 was safe and well-tolerated, comparable to placebo on safety measures in this Ba -2.0 at study day 22 and 28. m ro

trial. Secondary analyses indicated improved negative symptoms and symptoms of depression, particularly in pre-specified f ang e -2.5

subgroups with prominent negative symptoms and depression at baseline. Data analysis for the first Phase 3 trial ITI-007- h C 301 are presented here. -3.0

(±SEM) -3.5 n

Discussion ITI-007 represents a new approach for the treatment of schizophrenia with unique pharmacology as well as a a Me

S -4.0

differentiating clinical profile. Data from the ongoing late-stage schizophrenia program for ITI-007 continue to further L characterize ITI-007’s novel mechanism of action as well as the potential clinical benefits, in terms of efficacy and safety * p < 0.05 versus placebo -4.5 for patients. -5.0 1Snyder et al., 2015 Psychopharmacology 232:605-621 -5.5 2Lieberman et al., 2015 Biological Psychiatry online, ahead of print Safety & Tolerability

Baseline Day 8 Day 15 Day 22 Day 28

Study Day

SUBJECT DISPOSITION ITI-007 had a favorable safety and tolerability profile *P-value < 0.05 as evidenced by motoric, metabolic, and cardiovascular characteristics similar to placebo. 3 Purnine et al., 2000, J Nerv Ment Dis 188:653-661

CONCLUSIONS

Placebo-adjusted change in body

weight (mean; median): • ITI-007 60 mg met the primary endpoint at Week 4 as measured by PANSS Total Score, and showed

• 40 mg (-0.03 kg; -0.2 kg), NS

• 60 mg (0.27 kg; 0 kg), NS significant antipsychotic efficacy as early as week 1, which was maintained at every time point

Placebo-adjusted % patients with throughout the study >=7% body weight gain:

High Treatment Completion Rate: • 40 mg (0.5%), NS • ITI-007 60 mg met the key secondary endpoint of statistically significant improvement on the CGI-S 87% Completed on 60 mg ITI-007 • 60 mg (4.6%), NS and demonstrated significant improvement in psychosocial functioning as measured by PANSS

Allocation [40 mg (4.3%), 60 mg (8.4%), PL (3.8%)]

82% Completed on 40 mg ITI-007 Placebo-adjusted % patients with Derived Prosocial Factor and the PSP 75% Completed on Placebo >=7% body weight loss:

• 40 mg (0.7%), NS • ITI-007 showed a dose-related improvement in symptoms of schizophrenia; 40 mg ITI-007

• 60 mg (2.1%), NS significantly improved CGI-S, Positive Subscale, and Prosocial Factor

Analysis

[40 mg (0.7%), 60 mg (2.1%), PL (0%)]

NS=not statistically significantly different

40 mg ITI-007 • The only treatment-emergent adverse events considered at least possibly related to ITI-007 from placebo

Treatment & Follow-Up Included in Safety administered orally once daily in the morning that occurred in greater than 5% of patients and at

N = 150

Included in ITT Prolactin (ng/mL)

least twice the rate of placebo were somnolence, sedation, and fatigue, all predominantly mild

N = 146 4

60 mg ITI-007 e • There was a significantly higher completion rate with 60 mg ITI-007 compared to placebo; despite the

2

Included in Safety Baselin

higher completion rate with 60 mg, there was no significant difference in weight gain from placebo

N = 150 from

Included in ITT 0 • ITI-007 was safe and well-tolerated with motoric, metabolic, and cardiovascular characteristics similar

N = 148 Change

n -2 to placebo

Placebo Mea

* p < 0.05

Included in Safety -4 DISCLOSURES

N = 149 Time to Treatment Discontinuation o 7 7

b 0 0 e - 0 - 0 c I I l a I T I T

Included in ITT Due to Any Reason significantly better P mg mg KEV, RED, CO’G, JS, MW and SM are full time employees of Intra-Cellular Therapies, Inc. (ITI).

0 0

N = 141 with 60 mg ITI-007 than with placebo 4 6 Contact: cogorman@intracellulartherapies.com

Safety Population (N = 449)

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